EXHIBIT 3.1
                                                                     -----------



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             HAWAIIAN HOLDINGS, INC.


         HAWAIIAN HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

         SECTION 1. The name of the corporation is HAWAIIAN HOLDINGS, INC. and it was originally incorporated under the name "HA HOLDINGS, INC." The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 24, 2002.

         SECTION 2. This Restated Certificate of Incorporation, having been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the "GENERAL CORPORATION LAW") and by the written consent of the stockholders of HAWAIIAN HOLDINGS, INC., restates and further amends the provisions of the Certificate of Incorporation as amended or supplemented heretofore. As so restated and further amended, the Restated Certificate of Incorporation (hereinafter, this "CERTIFICATE OF INCORPORATION") reads as follows:

                                   ARTICLE I.

                                      NAME
                                      ----

         The name of the corporation is "Hawaiian Holdings, Inc." (the "CORPORATION").

                                  ARTICLE II.

                               PURPOSES AND POWERS
                               -------------------

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

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                                  ARTICLE III.

                                  CAPITAL STOCK
                                  -------------

         A.       NUMBER OF SHARES AUTHORIZED.

         The total number of shares of capital stock which the Corporation is authorized to issue is sixty-two million (62,000,000) shares, consisting of sixty million (60,000,000) shares of Common Stock, par value $.01 per share (the "COMMON STOCK"), and two million (2,000,000) shares of Preferred Stock, par value $.01 per share (the "PREFERRED STOCK").

         B.       PREFERRED STOCK.

         Subject to the limitations of and in the manner provided by law, the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

         C.       DESIGNATION OF SPECIAL PREFERRED STOCK.

         SECTION 1. DESIGNATION AND AMOUNT. Four (4) of the authorized shares of Preferred Stock are hereby designated as "Series A Special Preferred Stock, par value $.01 per share" (the "SERIES A SPECIAL PREFERRED Stock"), one
(1) authorized share of Preferred Stock is hereby designated as "Series B Special Preferred Stock, par value $.01 per share" (the "SERIES B SPECIAL PREFERRED STOCK"), one (1) authorized share of Preferred Stock is hereby designated as "Series C Special Preferred Stock, par value $.01 per share" (the "SERIES C SPECIAL PREFERRED STOCK") and one (1) authorized share of Preferred Stock is hereby designated as "Series D Special Preferred Stock, par value $.01 per share" (the "SERIES D SPECIAL PREFERRED STOCK") (collectively, the "SPECIAL PREFERRED STOCK").

         SECTION 2. DIVIDENDS AND DISTRIBUTIONS. At any time that a dividend or distribution is declared and paid with respect to Common Stock, a dividend shall be paid on the Special Preferred Stock in an amount per share equal to twice the dividend per share paid on the Common Stock, and, except as provided in Sections 6 and 7 hereof, the Special Preferred Stock shall not be entitled to receive any other dividends or distributions thereon.


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

         SECTION 3.        VOTING RIGHTS.

                  (a) VOTING RIGHTS OF THE SPECIAL PREFERRED STOCK. The Special Preferred Stock shall have the right to vote: (i) as required by the General Corporation Law and (ii) together with the Common Stock as a single class with respect to any matters submitted to the holders of shares of the Common Stock of the Corporation. The holder of each share of Special Preferred Stock shall be entitled to one vote for each share of Special Preferred Stock held by such holder and registered in the name of such holder on the books of the Corporation.

                  (b) NOTICE. So long as any shares of the Special Preferred Stock remain outstanding, the Corporation will provide the holders of the Special Preferred Stock with notice of each annual and special meeting of stockholders to the same extent as the holders of the Common Stock.

                  (c)      CONDITIONAL RIGHT TO ELECT DIRECTORS TO FILL
VACANCIES.

                           (i) SERIES A SPECIAL PREFERRED STOCK. In the event of a vacancy or vacancies on the Board of Directors or any committee thereof caused by the removal, resignation or death of one or more directors whom the holders of the Series A Special Preferred Stock are entitled to identify to the Board of Directors or the nominating committee thereof, as the case may be, for nomination to the Board of Directors or such committee pursuant to the By-laws of the Corporation (as amended from time to time, the "BY-LAWS"), and unless such vacancy is filled by the Board of Directors in accordance with Section 3.3 of the By-laws within thirty (30) days, such vacancy or vacancies may be filled by the affirmative vote of a majority of the holders of the Series A Special Preferred Stock at a special meeting of holders of the Series A Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of meeting of all holders of the Series A Special Preferred Stock. Each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until a successor is duly elected and qualified or until such director's death, resignation or removal.

                           (ii) SERIES B SPECIAL PREFERRED STOCK. In the event of a vacancy on the Board of Directors or any committee thereof caused by the removal, resignation or death of a director whom the holders of the Series B Special Preferred Stock are entitled to identify to the Board of Directors or the nominating committee thereof, as the case may be, for nomination to the Board of Directors or such committee pursuant to the By-laws, and unless such vacancy is filled by the Board of Directors in accordance with Section 3.3 of the By-laws within thirty (30) days, such vacancy may be filled by the affirmative vote of a majority of the holders of the Series B Special Preferred Stock at a special meeting of holders of the Series B Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of meeting of all holders of the Series B Special Preferred Stock. Each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until a successor is duly elected and qualified or until such director's death, resignation or removal.

                           (iii) SERIES C SPECIAL PREFERRED STOCK. In the event of a vacancy on the Board of Directors or any committee thereof caused by the removal, resignation or death of a director whom the holders of the Series C Special Preferred Stock are entitled to identify to the Board of Directors or the nominating committee thereof, as the case may be, for nomination to the Board of Directors or such committee pursuant to the By-laws, and unless such vacancy is filled by the Board of Directors in accordance with Section 3.3 of the By-laws within thirty (30) days, such vacancy may be filled by the affirmative vote of a majority of the holders of the Series C Special Preferred Stock at a special meeting of holders of the Series C Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of meeting of all holders of the Series C Special Preferred Stock. Each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until a successor is duly elected and qualified or until such director's death, resignation or removal.

                           (iv) SERIES D SPECIAL PREFERRED STOCK. In the event of a vacancy on the Board of Directors of the Corporation caused by the removal, resignation or death of a director whom the holders of the Series D Special Preferred Stock are entitled to identify to the Board of Directors or the nominating committee thereof, as the case may be, for nomination to the Board of Directors pursuant to the By-laws, and unless such vacancy is filled by the Board of Directors in accordance with Section 3.3 of the By-laws within thirty (30) days, such vacancy may be filled by the affirmative vote of a majority of the holders of the Series D Special Preferred Stock at a special meeting of holders of the Series D Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of meeting of all holders of the Series D Special Preferred Stock. Each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until a successor is duly elected and qualified or until such director's death, resignation or removal.

                  (d) Except as otherwise expressly provided herein or otherwise expressly required by law, the Special Preferred Stock shall not have any other voting rights with respect to the affairs of the Corporation.

         SECTION 4.        CONVERSION.

                  (a)      CONVERTIBLE INTO COMMON STOCK.

                           (i)      SERIES A SPECIAL PREFERRED STOCK.

                                    (A)     TRANSFER. Each share of Series A
Special Preferred Stock shall be converted into one (1) share of Common Stock automatically upon the sale, exchange, transfer, assignment, pledge or other disposition (collectively


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

referred to as a "TRANSFER") of such share to any person (a "TRANSFEREE") who is not an Affiliate (as defined below) of the initial holder of such share of Series A Special Preferred Stock. As used in this Certificate of Incorporation, "AFFILIATE" means the managing member or any other member of the holder of Series A Special Preferred Stock, or any affiliate of such managing member, or any corporation, partnership, limited liability company, trust or other entity controlled by such managing member or any affiliate of such managing member, in each case, who is a "citizen of the United States" as defined in Section 40102(a)(15) of the Transportation Act.

                                    (B)     LESS THAN 5%. Each share of Series A
Special Preferred Stock shall be converted into one (1) share of Common Stock automatically if the holder (together with all Affiliates of such holder) of Series A Special Preferred Stock is or becomes at any time the holder of less than 5% of the "outstanding common equity interest" of the Corporation for a period of 365 consecutive days. "OUTSTANDING COMMON EQUITY INTEREST" shall mean, at any time, the issued and outstanding Common Stock at such time, Common Stock issuable upon exercise, conversion or exchange of outstanding warrants, stock options or convertible stock, or other securities exercisable, convertible or exchangeable into Common Stock (without taking into effect any anti-dilution provision in such securities), as adjusted to reflect prior stock splits, reclassifications and similar events.

                           (ii) SERIES B SPECIAL PREFERRED STOCK. Each share of Series B Special Preferred Stock shall be converted into one (1) share of Common Stock automatically upon Transfer of such share to any Transferee. In addition to the foregoing, each share of the Series B Special Preferred Stock shall be converted into one share of Common Stock automatically if the collective bargaining agreement by and between the holders of such share and the Corporation is amended through collective bargaining pursuant to the Railway Labor Act, 45 U.S.C. Section 156, so that the collective bargaining agreement no longer entitles such holders to nominate a representative on the Board of Directors.

                           (iii) SERIES C SPECIAL PREFERRED STOCK. Each share of Series C Special Preferred Stock shall be converted into one (1) share of Common Stock automatically upon Transfer of such share to any Transferee. In addition to the foregoing, each share of the Series C Special Preferred Stock shall be converted into one share of Common Stock automatically if the collective bargaining agreement by and between the holders of such share and the Corporation is amended through collective bargaining pursuant to the Railway Labor Act, 45 U.S.C. Section 156, so that the collective bargaining agreement no longer entitles such holders to nominate a representative on the Board of Directors.

                           (iv) SERIES D SPECIAL PREFERRED STOCK. Each share of Series D Special Preferred Stock shall be converted into one (1) share of Common Stock automatically upon Transfer of such share to any Transferee. In addition to


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

         the foregoing, each share of the Series D Special Preferred Stock shall be converted into one share of Common Stock automatically if the collective bargaining agreement by and between the holders of such share and the Corporation is amended through collective bargaining pursuant to the Railway Labor Act, 45 U.S.C. Section 156, so that the collective bargaining agreement no longer entitles such holders to nominate a representative on the Board of Directors.

                  (b) TIME OF CONVERSION AND SURRENDER OF SHARES. Conversion of any share of Special Preferred Stock shall be deemed to have been effected on the date (the "CONVERSION DATE") that (i) in the case of the Series A Special Preferred Stock, (A) such share is Transferred to a Transferee who is not an Affiliate of the initial holder of shares of Series A Special Preferred Stock or (B) the holder (together with all Affiliates of such holder) of shares of Series A Special Preferred Stock is or becomes at any time the holder of less than 5% of the outstanding common equity interest of the Corporation for a period of 365 consecutive days, and (ii) in the case of the Series B Special Preferred Stock, the Series C Special Preferred Stock or the Series D Special Preferred Stock, (A) such share is Transferred to a Transferee or (B) the related collective bargaining agreement is amended so that such collective bargaining agreement no longer entitles such holder to nominate a representative on the Board of Directors. The holder of the converted share or shares of Special Preferred Stock shall be deemed to have become a stockholder of record of the Common Stock on the applicable Conversion Date. On the applicable Conversion Date or as soon as practicable thereafter, any holder of a certificate that, prior to conversion represented a share of Special Preferred Stock must deliver such certificate to the Corporation during regular business hours at the principal office of the Corporation or at such other place as may be designated in writing delivered to the holder of such certificate by the Corporation, duly endorsed for Transfer to the Corporation (if required by it), accompanied by written notice identifying such Transferee who is not an Affiliate, Transferee or other holder, as the case may be. As promptly as practicable thereafter, the Corporation shall issue and deliver at such office to such Transferee who is not an Affiliate or Transferee or other holder, as the case may be, a certificate for the shares of Common Stock issuable upon conversion.

                  (c) ISSUANCE OF COMMON STOCK. All shares of Common Stock that may be issued upon conversion of the Special Preferred Stock shall, upon issuance, be validly issued, fully paid and nonassessable. The Corporation will pay any and all documentary and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Special Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of the Special Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.


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

                  (d) ADJUSTMENTS. The number of shares of Common Stock issuable upon the conversion of each share of the Special Preferred Stock shall not be subject to adjustment.

         SECTION 5. REACQUIRED SHARES. Any shares of Special Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever (including upon conversion into Common Stock) shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock subsequently created by resolution or resolutions of the Board of Directors.

         SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Subject to the limitations of and in the manner provided by law, in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Special Preferred Stock shall be entitled to receive, out of the assets of the Corporation, whether such assets are capital or surplus of any nature, $.01 per share of Special Preferred Stock before any payment shall be made or any assets distributed to the holders of the Common Stock or the holders of any other class of stock junior in respect of liquidation rights to the Special Preferred Stock; and the holders of the Special Preferred Stock shall not be entitled to any further payments. If upon such liquidation, dissolution or winding up, whether voluntary or involuntary, the assets of the Corporation or proceeds thereof shall be insufficient to make the full liquidating payment of $.01 per share of the Special Preferred Stock and the full liquidating payment due to any holder of Preferred Stock of any series ranking pari passu with the Special Preferred Stock, then such assets and proceeds shall, subject to the limitations of and in the manner provided by law, be distributed among the holders of the Special Preferred Stock, ratably on a share for share basis in accordance with the respective amounts which would be payable on all such series of Preferred Stock, if all remaining liquidating amounts payable were paid in full and nothing shall be paid to the holders of any other class of stock junior to the Special Preferred Stock. Neither a consolidation nor merger of the Corporation with or into one or more corporations, nor a sale of all or a substantial part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 6 unless such consolidation, merger or sale shall be in connection with a plan of liquidation, dissolution or winding up of the business of the Corporation or shall otherwise be deemed as such by law.

         SECTION 7. CONSOLIDATION, MERGER, ETC. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then and in each such event, all shares of Special Preferred Stock shall at the same time, subject to the limitations of and in the manner provided by law, be similarly exchanged or changed in an amount per share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.


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

         SECTION 8. NO REDEMPTION. The shares of Special Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Special Preferred Stock in any other manner permitted by law or this Certificate of Incorporation.

         SECTION 9. RANK. With regard to rights to receive distributions upon liquidation, dissolution or winding up of the Corporation, the Special Preferred Stock shall rank (i) senior to the Common Stock of the Corporation,
(ii) senior to any series of Preferred Stock of the Corporation the terms of which specifically provide that such series shall rank junior to the Special Preferred Stock, (iii) junior to any series of Preferred Stock of the Corporation the terms of which specifically provide that such series shall rank senior to the Special Preferred Stock, and (iv) pari passu with each other and with any series of Preferred Stock of the Corporation the terms of which do not specifically provide that such series shall rank junior or senior to the Special Preferred Stock.

         SECTION 10. PREEMPTIVE RIGHTS. No holder of the shares of Special Preferred Stock shall have any preemptive or preferential rights of subscription for or to purchase any shares of any class of stock or other securities of the Corporation, whether now or hereafter authorized, other than such right or rights, if any, and upon such terms and at such prices as the Board of Directors, in its discretion from time to time may determine. The Board of Directors may issue shares of Special Preferred Stock or other securities without offering the same in whole or in part to the stockholders of the Corporation.

         D.       COMMON STOCK.

         SECTION 1. Except as may otherwise be provided in this Certificate of Incorporation (including, without limitation, Part C of this Article III or any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Part B of this Article III) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

         SECTION 2. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

         SECTION 3. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.


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

         E.       RESTRICTION ON FOREIGN OWNERSHIP OF VOTING STOCK.

         The ownership or control of more than 25% of the issued and outstanding Voting Stock of the Corporation by persons who are not "citizens of the United States" as defined in Section 40102(a)(15) of the Transportation Act (49 U.S.C.
Section 40101, ET SEQ., (the "TRANSPORTATION ACT") is prohibited; PROVIDED, however, that such percentage shall be deemed to be automatically increased or decreased from time to time to that percentage of ownership which is then permissible by persons who are not "citizens of the United States" under the Transportation Act or under any successor or other law of the United States of America which provides for the regulation of, or is otherwise applicable to, the Corporation or its subsidiaries in their business activities. A transfer of shares of Voting Stock of the Corporation to a Foreigner shall not be valid, except between the parties to the transfer, until the transfer shall have been recorded on the Foreign Stock Record of the Corporation as provided in this Part E of Article III. The "FOREIGN STOCK RECORD" shall mean a record maintained by the Secretary which shall record the date of a transfer to a Foreigner, the parties to the transfer and the number and description of the shares of Voting Stock transferred to a Foreigner. At no time shall ownership or control of shares representing more than 25% of the Corporation's Voting Stock be registered on the Foreign Stock Record. If at any time the Corporation shall determine that shares of Voting Stock are owned or controlled by Foreigners who are not registered on the Foreign Stock Record, the registration of such shares shall, subject to the limitation in the preceding sentence, be made in chronological order in the Foreign Stock Record, based on the date of the Corporation's finding of ownership or control of such shares by a Foreigner. If at any time the Corporation shall determine that the number of shares of Voting Stock purportedly registered on the Foreign Stock Record exceeds 25% of the total number of shares of Voting Stock, sufficient shares shall be removed from the Foreign Stock Record in reverse chronological order so that the number of shares of Voting Stock registered on the Foreign Stock Record does not exceed 25% of the total number of shares of Voting Stock. At no time shall shares of Voting Stock known by the Corporation to be owned or controlled by Foreigners and not registered on the Foreign Stock Record be entitled to vote until so registered. All shares of Voting Stock known to the Corporation to be owned by Foreigners as of the date of the adoption of this Part E of Article III shall be registered on the Foreign Stock Record. The shares registered on the Foreign Stock Record pursuant to the preceding sentence have chronological priority over any subsequent request for the registration of additional shares of Voting Stock on the Foreign Stock Record. As used in this Part E of Article III, "FOREIGNER" means any person who is not a "citizen of the United States" as defined in
Section 40102(a)(15) of the Transportation Act. As used in this Part E of
Article III and elsewhere in this Certificate of Incorporation, "VOTING STOCK" of the Corporation means the Common Stock and any shares of Preferred Stock of the Corporation entitled to vote on matters generally referred to the stockholders for a vote.


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

                                   ARTICLE IV.

                                    DIRECTORS
                                    ---------

         SECTION 1. Except as otherwise fixed by or pursuant to the provisions of Article III of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, including the Special Preferred Stock, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation. Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         SECTION 2. Subject to the rights of the holders of any series of Preferred Stock, including the Special Preferred Stock, or Sections 3.3 or 3.5 of the By-laws of the Corporation, any director may be removed from office with or without cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class.

         SECTION 3. Except as provided in Section 3.10 of the By-laws of the Corporation with respect to adjourning meetings and Section 3.3 of the By-laws of the Corporation with respect to filling vacancies, the presence in person of a majority of the entire Board of Directors which, so long as there is any director of the Corporation nominated by a holder of the Series A Special Preferred Stock in accordance with the By-laws of the Corporation, must include at least three (3) such directors, shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

                                   ARTICLE V.

                             LIMITATION OF LIABILITY
                             -----------------------

         SECTION 1. LIMITATION OF LIABILITY. To the fullest extent permitted under the General Corporation Law as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         SECTION 2. AMENDMENT OR REPEAL. Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.


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                                   ARTICLE VI.

                                 INDEMNIFICATION
                                 ---------------

         SECTION 1. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "COVERED PERSON") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an "OTHER ENTITY"), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article VI, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation.

         SECTION 2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, PROVIDED, HOWEVER, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

         SECTION 3. CLAIMS. If a claim for indemnification or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

         SECTION 4. NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws of the Corporation, agreement, vote of stockholders or disinterested directors of the Corporation or otherwise.

         SECTION 5. OTHER SOURCES. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its


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

request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

         SECTION 6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

         SECTION 7.        OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES.
This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

                                  ARTICLE VII.

                          NO ACTION BY WRITTEN CONSENT
                          ----------------------------

         Subject to the rights of the holders of any series of Preferred Stock, including the Special Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, including the Special Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

                                  ARTICLE VIII.

                      DELAWARE BUSINESS COMBINATION STATUTE
                      -------------------------------------

         The Corporation elects not to be governed by Section 203 of the General Corporation Law.

                                   ARTICLE IX.

                  ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS
                  --------------------------------------------

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law whether adopted by them or otherwise, by the vote of a majority of the entire Board of Directors at any meeting thereof; PROVIDED, HOWEVER, that any repeal, alteration or amendment to the By-laws that would be inconsistent with Article 12 or Sections 3.2, 3.3, 3.5, 3.8 or 3.14 of the By-laws of the Corporation shall require the affirmative vote of a majority of the Entire Board, which majority shall include at least one (1) director nominated by the holders of Series A Special Preferred Stock (so long as there are any such directors) and at least two (2) directors nominated by the holders of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock in accordance with the By-laws of the Corporation (so long as there are holders of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock).

                                   ARTICLE X.

                             AMENDMENT AND/OR REPEAL
                             -----------------------
                         OF CERTIFICATE OF INCORPORATION
                         -------------------------------

         In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article III of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of at least two-thirds of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article X, Part C of Article III, or Articles IV, V, VI, VII, VIII or IX of this Certificate of Incorporation. Subject to the foregoing provisions of this Article X, the Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights in this Article X. Each Article and Section reference contained in this Certificate of Incorporation shall be deemed to refer to any successor provision of such Article or Section.

                                   ARTICLE XI.

                      ADDRESS, REGISTERED OFFICE AND AGENT
                      ------------------------------------

         The address of the Corporation's registered office is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware; and the name of its registered agent at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, I, John W. Adams, Chairman of the Board of Directors, Chief Executive Officer and President of HAWAIIAN HOLDINGS, INC. have executed this Amended and Restated Certificate of Incorporation as of the 29th day of August, 2002, and DO HEREBY CERTIFY under the penalties of perjury that the facts stated in this Amended and Restated Certificate of Incorporation are true.


                                   /s/ John W. Adams
                                   --------------------------------------------
                                   John  W. Adams
                                   Chairman of the Board of Directors,
                                   Chief Executive Officer and President





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